                                                                   Exhibit 10.12

                                 LEASE AGREEMENT

THIS LEASE is executed this 18th day of August 1998, by and between DUKE REALTY MINNESOTA, LLC, Minnesota limited liability company (`Landlord'), and AUGUST TECHNOLOGY CORPORATION, a Minnesota corporation (`Tenant').

                                   WITNESSETH:

                          ARTICLE I - LEASE OF PREMISES

         SECTION 1.01.  BASIC LEASE PROVISIONS AND DEFINITIONS.

A. Leased Premises Address: 5237-45 Edina Industrial Boulevard, Edina, Minnesota 55439 (the "Building"); located in Pakwa Business Center I (the "Park,);

B..      Rentable Area:  approximately 14,148 square feet;

         Landlord shall use commercially reasonable standards, consistently applied, in determining the Rentable Area and the rentable area of the Building. The Rentable Area shall include the area within the Leased Premises plus a pro rata portion of the area covered by the common areas within the Building. Landlord's determination of Rentable Area made in good faith as set forth above shall conclusively be deemed correct for all purposes hereunder, including without limitation the calculation of Tenant's Proportionate Share and Tenant's Minimum Annual Rent. Landlord hereby agrees that the Rentable Area of the Building shall not be increased or decreased by more than ten percent (10%).

C.       Tenant's Proportionate Share:  37.04%;

D.       Minimum Annual Rent:

                 08/15/98- 08/31/98                   $ 4,007.07 (17 days)
                 09/01/98 - 08/31/00                  $ 87,684.60 per year
                 09/01/00 - 09/30/00                  $ 7,307.05 (1 month)
                 10/01/00 - 09/30/03                  $ 90,006.84 per year;


E.       Monthly Rental Installments:

                 08/15/98 - 08/31/98                  $ 4,007.07 (17 days)
                 09/01/98 - 09/30/00                  $ 7,307.05 per month
                 10/01/00 - 09/30/03                  $ 7,500.57 per month;

F.       Term:  Five (5) years, one (1) month and seventeen (17) days;

G.       Target Commencement Date:  September 1, 1998;

H.       Security Deposit:  None;

I.       Guarantor:  None;

J. Broker: Duke Realty Services Limited Partnership representing Landlord; Duke Realty Services Limited Partnership will not share the broker's compensation with other brokers who may represent Tenant.

K. Permitted Use; Office, assembly, warehousing and distribution, including office, design, marketing, assembly, warehousing, storage and distribution of automated inspection equipment for the semiconductor industry.

L.       Addresses for notices:

         Landlord:         Duke Realty Minnesota, LLC
                           856 Fifth Street South
                           Hopkins, M 55343-7750

         Tenant:           August Technology Corporation
                           5237 Edina Industrial Boulevard
                           Edina, MN 55439

         Address for rental and other payments:

                           Duke Realty Minnesota, LLC
                           NW 7210
                           P.O. Box 1450
                           Minneapolis, MN 55485-7210

         SECTION 1.02. LEASED PREMISES. Landlord hereby leases to Tenant and Tenant leases from Landlord, subject to all of the terms and conditions set forth herein, that portion of the Building described in the Basic Lease Provisions and outlined on EXHIBIT A attached hereto (the "Leased Premises"). Landlord also grants to Tenant, together with the rights granted from time to time by Landlord to other tenants and occupants of Landlord's premises in common with Tenant, the nonexclusive right to use the common parking area adjoining the Building.

                         ARTICLE 2 - TERM AND POSSESSION

         SECTION 2.01. TERM. The term of this Lease ("Lease Term") shall be the period of time specified in the Basic Lease Provisions and shall commence on (i) the Target Commencement Date described in the Basic Lease Provisions; or (ii) such later date as the tenant finish improvements to be constructed by Landlord in the Leased Premises pursuant to Section 2.02 hereof are Substantially Completed (as hereinafter defined), provided, however, that such date shall not be extended as a result of any Tenant Caused Delays (as hereinafter defined). Substantial Completion shall mean the date on which the tenant finish improvements to be constructed by Landlord have been completed in accordance with Exhibit B subject only to minor punchlist items of work which do not substantially interfere with Tenant's use of the Leased Premises `Tenant Caused Delay, shall mean any delay caused by or resulting from the following or any combination thereof: (i) any change orders requested by Tenant; (ii) failure of Tenant to timely or properly arrange its furnishings or be present for any scheduled walk-throughs of the Leased Premises; or (iii) failure of Tenant to cooperate with Landlord and respond promptly to any reasonable request of Landlord. Upon delivery of possession of the Leased Premises to Tenant, Tenant shall execute a letter of understanding acknowledging (i) the Commencement Date of this Lease, and (ii) that Tenant has accepted the Leased Premises for occupancy and that the condition of the Leased Premises (including any tenant finish improvements constructed thereon) and the Building was at the time satisfactory and in conformity with the provisions of this Lease in all respects, except for (i) any patent defects as to which Tenant shall give written notice to Landlord within thirty (30) days after such delivery, and (ii) any latent defects as to which Tenant shall give written notice to Landlord within twelve (12) months after such delivery. Landlord shall promptly thereafter correct all such defects. Such letter of understanding shall become a part of this Lease. If Tenant takes possession of and occupies the Leased Premises, and does not execute the letter described above within ten (10) business days after delivery of the Leased Premises, Tenant shall be deemed to have accepted the Leased Premises as described above, even though Tenant may not have executed the letter of understanding.

         SECTION 2.02. CONSTRUCTION OF TENANT IMPROVEMENTS. Tenant has personally inspected the Leased Premises and accepts the same "as is" without representation or warranty by Landlord of any kind and with the understanding that Landlord shall have no responsibility with respect thereto except to construct in a good and workmanlike manner the improvements in the Leased Premises in accordance with Tenant's plans and specifications which shall be mutually agreed upon by both Landlord and Tenant and attached hereto as Exhibit B in an amount not to exceed Twenty-seven Thousand Three Hundred Forty-six Dollars ($27,346.00) (-Landlord's Allowance') and except as provided in Section
2.01. Tenant hereby acknowledges and agrees that all costs in excess of Landlord's Allowance will be (i) paid by Tenant to Landlord within thirty (30) days of Tenant's receipt of Landlord's invoice therefor; or (ii) amortized at an interest rate of eleven percent (11%) per annum and paid by Tenant as Additional Rent over the Lease Term. Notwithstanding anything contained herein to the contrary, Landlord agrees that, at Landlord's sole cost and expense (and without deduction from Landlord's Allowance), Landlord shall repair the existing defect in floor elevation rise within the Leased Premises.

         In addition, Landlord and Tenant hereby agree that Landlord will not be responsible for removing the existing scissor jack lift in the Leased Premises (the `Lift') and Tenant shall have the right, at Tenant's sole cost and expense, to remove the Lift, provided that Tenant promptly repairs any damage caused by such removal and restores the Leased Premises to its prior condition. In the event Tenant elects not to remove the Lift, Tenant shall have no liability or responsibility to ensure that the Lift is operational at the end of the Lease Term.

         Landlord hereby agrees that the tenant finish improvements to be constructed pursuant to Exhibit B shall be submitted to four (4) contractors for bids, including one (1) contractor selected by Tenant. Landlord and Tenant shall thereafter work together in good faith and in a reasonable manner to select the contractor to perform such work, based on price, quality, delivery and other reasonable factors. Landlord shall keep Tenant involved in the selection process, but Landlord shall have the ultimate right to select the contractor based on its reasonable evaluation of the factors set forth above. There shall be d presumption that the lowest bid will be selected, unless outweighed by other factors. Landlord agrees to warrant all work performed on the tenant finish improvements within the Leased Premises pursuant to EXHIBIT B for a period of one (1) year from the Commencement Date.

         SECTION 2.03. SURRENDER OF THE PREMISES. Upon the expiration or earlier termination of this Lease, or upon the exercise by Landlord of its right to re-enter the Leased Premises without terminating this Lease, Tenant shall immediately surrender the Leased Premises to Landlord, in broomclean condition and in good order, condition and repair, except for ordinary wear and tear and damage which Tenant is not obligated to repair. Tenant shall also remove its personal property, trade fixtures and any of Tenant's alterations (excluding the initial tenant finish improvements as set forth in EXHIBIT B) designated by Landlord at the time Landlord gives its consent to said alteration; promptly repair any damage caused by such removal; and restore the Leased Premises to the condition existing prior to the installation of the items so removed. Landlord's work pursuant to Section 2.02 herein, shall not be considered a Tenant alteration and, therefore, shall not be removed by Tenant. If Tenant fails to do so, Landlord may restore the Leased Premises to such condition at Tenant's expense, and Landlord may cause all of said property to be removed at Tenant's expense, and Tenant hereby agrees to pay all the costs and expenses thereby reasonably incurred. All property of Tenant which is not removed within ten (10) days following Landlord's written demand therefor shall be conclusively deemed to have been abandoned by Tenant, and Landlord shall be entitled to dispose of such property without thereby incurring any liability to Tenant. The provisions of this section shall survive the expiration or other termination of this Lease. Notwithstanding anything contained herein to the contrary, in the event Tenant installs or causes Landlord to install HEPA filters paid for by Tenant (the "Filters') in the Leased Premises, Tenant shall have the right to remove the Filters upon expiration or earlier termination of the Lease Term, provided Tenant is not in default hereunder, and further provided that Tenant replaces all ceiling tiles and professionally-and appropriately terminates all wiring associated with the Filters.

         SECTION 2.04. HOLDING OVER. It Tenant retains possession of the Leased Premises after the expiration or earlier termination of this Lease, Tenant shall become a tenant from month to month at 150% of the Monthly Rental Installment in effect at the end of the Lease Term (plus Additional Rent as provided in Article 3 hereof), and otherwise upon the terms, covenants and conditions herein specified, so far as applicable. Acceptance by Landlord of rent after such expiration or earlier termination shall not result in a renewal of this Lease, and Tenant shall vacate and surrender the Leased Premises to Landlord upon Tenant being given thirty (30) days prior written notice from Landlord to vacate.

                                ARTICLE 3 - RENT

         SECTION 3.01. BASE RENT. Tenant shall pay to Landlord as Minimum Annual Rent for the Leased Premises the sum specified in the Basic Lease Provisions, payable in equal consecutive Monthly Rental Installments, in advance, without deduction or offset except as otherwise specifically provided herein, beginning on the Commencement Date and on or before the first day of each and every calendar month thereafter during the Lease Term. The Monthly Rental Installment for partial calendar months shall be prorated based on the number of days during the month this Lease was in effect in relation to the total number of days in such month.

         SECTION 3.02. ADDITIONAL RENT. In addition to the Minimum Annual Rent specified in this Lease, Tenant agrees to pay to Landlord for each calendar year during the Lease Term, as "Additional Rent," Tenant's Proportionate Share (as described in the Basic Lease Provisions) of all costs, charges and expenses incurred by Landlord during the Lease Term for Real Estate Taxes and Operating Expenses for the Building and appurtenant common areas (collectively "Common Area Charges").

         "Operating Expenses" shall mean all of Landlord's expenses for operation, repair, replacement and maintenance as necessary to keep the Building and appurtenant common areas in good order, condition and repair (including all additional direct costs and expenses of operation and maintenance of the Building which Landlord reasonably determines it would have paid or incurred during such year if the Building had been ninety-five percent (95%) occupied), including, but not limited to, service and other charges incurred in the operation and maintenance of the electrical systems, heating, ventilation and air conditioning systems and sprinkler and plumbing systems; reasonable and customary management fees; utilities; stormwater discharge fees; license, permit, inspection and other fees; environmental and pollution testing and consultation fees related thereto; fees and assessments imposed by any covenants or owners' association provided that costs are equitably shared with other property owners subject to such covenants or owners, association; tools and supplies; security services; insurance premiums; and maintenance and repair of the driveways and parking areas (including snow removal), exterior lighting facilities, landscaped areas, walkways, curbs, drainage strips, sewer lines, exterior walls, foundation, structural frame, roof and gutters. Capital expenditures shall be amortized, together with interest at the rate of twelve percent (12%) per annum on the unamortized balance, over the useful life thereof as reasonably determined by Landlord and in accordance with generally accepted accounting principles.

         "Operating Expenses' shall not include (i) the cost of repairs, maintenance or replacements of the foundation, exterior and load-bearing walls of the Building, (ii) costs of utilities separately billed to and paid by other tenants in the Building, (iii) principal or interest payments on loans secured by mortgages on the Building or any part thereof, (iv) the cost of any special service provided to a tenant of the Building which is not provided generally to all tenants of the Building, (v) costs and expenses incurred in connection with leasing space in the Building, including, but not limited to, leasing commissions, advertising and promotional expenses, legal fees for preparation of leases, court costs and legal fees incurred to enforce the obligations of other tenants under leases of the Building, (vi) costs recovered by Landlord pursuant to its insurance policies, (vii) costs due to Landlord's default under this Lease and (viii) costs due to the gross negligence of Landlord, its employees, agents, contractors and assigns.

         "Real Estate Taxes" shall include any form of real estate tax or assessment, general, special, ordinary or extraordinary, and any license fee, commercial rental tax, improvement bond or bonds, levy or tax (other than inheritance, personal income or estate taxes) imposed upon the Building and common areas (or against Landlord's business of leasing the Building to the extent in lieu of other real estate taxes) by any authority having the direct or indirect power to tax, together with reasonable costs and expenses of contesting the validity or amount of Real ` Estate Taxes. If the property is not separately assessed, then Tenant's liability shall be an equitable proportion of the real estate taxes for all of the land and improvements included within the tax parcel assessed.

         Tenant shall pay, prior to delinquency, all taxes assessed against and levied upon trade fixtures, furnishings, equipment and all other personal property of Tenant contained in the Leased Premises or elsewhere. Tenant shall cause such trade fixtures, furniture, equipment and all other personal property to be assessed and billed separately from the Leased Premises.

         SECTION 3.03. PAYMENT OF ADDITIONAL RENT. Landlord shall be entitled to estimate the total amount of Additional Rent to be paid by Tenant during each calendar year of the Lease Term, whereupon commencing on the Commencement Date, Tenant shall pay to Landlord each month, at the same time the Monthly Rental Installment is due, an amount equal to one-twelfth (1/12) of the estimated Additional Rent for such year. Within a reasonable time after the end of each calendar year, Landlord shall submit to Tenant a statement of the actual amount of such Additional Rent and within thirty (30) days after receipt of such statement, Tenant shall pay any deficiency between the actual amount owed and the estimates paid during such calendar year, or in the event of overpayment, Landlord shall credit the amount of such overpayment toward the next installments of Minimum Rent. To the extent that the Lease Term includes any partial calendar years, the Additional Rent included in this section shall be prorated based upon the number of days in such calendar year included within the Lease Term divided by 360.

         SECTION 3.04. LATE CHARGES. Tenant acknowledges that Landlord shall incur certain additional unanticipated costs and expenses, including administrative costs and attorneys' fees, if Tenant fails to timely pay any payment required hereunder. Therefore, as compensation for such additional expenses, and in addition to the other remedies available to Landlord hereunder, if any payment of Minimum Rent or any other sum or charge required to be paid by Tenant to Landlord hereunder shall become overdue for a period of ten (10) days, a late charge of five percent (5%) of the payment so due shall be paid by Tenant as additional rent. In addition, if Tenant fails to pay within fifteen (15) days after the same is due and payable any sum or charge required to be paid by Tenant to Landlord, such unpaid amount shall bear interest from the due date thereof to the date of payment at the rate of fifteen percent (15%) per annum.


                          ARTICLE 4 - SECURITY DEPOSIT

         Tenant, upon execution of this Lease, shall deposit with Landlord the Security Deposit as specified in the Basic Lease Provisions as security for the full and faithful performance by Tenant of all of the terms, conditions and covenants contained in this Lease on the part of Tenant to be performed, including but not limited to the payment of the rent. In the event of a default by Tenant of any term, condition or covenant herein contained beyond any applicable grace or cure period, Landlord may apply all or any part of such security deposit to curing all or any part of such default; and Tenant agrees to promptly, upon demand, deposit such additional sum with Landlord as may be required to maintain the full amount of the security deposit. All sums held by Landlord pursuant to this section shall be without interest. At the end of the Lease Term, provided that there is then no uncured default, Landlord shall return the security deposit to Tenant.

                                 ARTICLE 5 - USE

         SECTION 5.01. USE OF LEASED PREMISES. The Leased Premises are to be used by Tenant solely as provided in the Basic Lease Provisions, and for no other purposes without the prior written consent of Landlord.

         SECTION 5.02. COVENANTS OF TENANT Regarding Use. In connection with its use of the Leased Premises, Tenant agrees to do the following:

         (a) Tenant shall (i) use and maintain the Leased Premises and conduct its business thereon in a safe and lawful manner, (ii) comply with all laws, rules, regulations, orders, ordinances, directions and requirements of any governmental authority or agency, now in force or which may hereafter be in force, including without limitation those which shall impose upon Landlord or Tenant any duty with respect to or triggered by a change in the use or occupation of, or any improvement or alteration to, the Leased Premises, provided, however, that Landlord shall be responsible for performing any alterations or improvements to the Leased Premises that pertain solely to the use of the Leased Premises for general office and warehouse use and not to the particular business or activities of Tenant, the costs of which shall be treated as Operating Expenses in accordance with Section 3.02 hereof, and (iii) comply with and obey all reasonable directions of the Landlord, including any Rules and Regulations that may be adopted by Landlord from time to time, provided Tenant is given prior written notice of the same.

         (b) Tenant shall not (i) use the Leased Premises for any unlawful purpose or act, (ii) commit or permit any waste or damage to the Leased Premises, (iii) store any inventory, equipment or any other materials outside the Leased Premises, or (iv) do or permit anything to be done in or about the Leased Premises or appurtenant common areas which constitutes a nuisance or which will in any way obstruct or interfere with the rights of other tenants or occupants of the Building or injure or annoy them. Landlord shall not be responsible to Tenant for the nonperformance by any other tenant or occupant of the Building of its lease or of any Rules and Regulations but shall use commercially reasonable efforts to enforce such leases and Rules and Regulations against other tenants or occupants of the Building.

         (c) Tenant shall not overload the floors of the Leased Premises as to cause damage to the floor. Landlord represents that the floor load capacity is 750 pounds per square inch. Tenant represents that its forklift with maximum load is equal to 300 pounds per square inch. All damage to the floor structure or foundation of the Building due to improper positioning or storage of items or materials shall be repaired by Landlord at the sole expense of Tenant, who shall reimburse Landlord immediately therefor upon demand.

         (d) Tenant shall not use the Leased Premises, or allow the Leased Premises to be used, for any purpose or in any manner which would invalidate any policy of insurance now or hereafter carried on the Building or increase the rate of premiums payable on any such insurance policy. Should Tenant fail to comply with this covenant, Landlord may, at its option, require Tenant to stop engaging in such activity or to reimburse Landlord as Additional Rent for any increase in premiums charged during the term of this Lease on the insurance carried by Landlord on the Leased Premises and attributable to the use being made of the Leased Premises by Tenant.

         (e) Tenant may, at its own expense, erect a sign concerning its business which shall be in keeping with the decor and other signs on the Building, provided that such sign is first approved by Landlord in writing. Landlord's approval, if given, may be conditioned upon such criteria as Landlord deems appropriate to maintain the area in a neat and attractive manner. Tenant agrees to maintain any sign in good state of repair, and upon expiration of the Lease Term, Tenant shall promptly remove the sign and repair any resulting damage to the Leased Premises or Building.

         SECTION 5.03. LANDLORD'S RIGHTS REGARDING USE. In addition to the rights specified elsewhere in this Lease, Landlord shall have the following rights regarding the use of the Leased Premises or the appurtenant common areas by Tenant, its employees, agents, customers and invitees, each of which may be exercised without notice or liability to Tenant:

         (a) Landlord may install such signs, advertisements, notices or tenant identification information as it shall reasonably deem necessary or proper.

         (b) Landlord shall have the right at any time to change or otherwise alter the appurtenant common areas provided any change shall not diminish the parking available for use by tenants or other occupants of the Building. Landlord may control the appurtenant common areas in such manner as it deems necessary or proper.

         (c) Landlord or Landlord's agent shall be permitted to inspect or examine the Leased Premises at any reasonable time, upon reasonable advance notice, and accompanied by a representative of Tenant provided Tenant makes such representative reasonably available, except in the event of an emergency in which case no notice or Tenant representative shall be required, and Landlord shall have the right to make any repairs to the Leased Premises which are necessary for its preservation; provided, however, that any repairs made by Landlord shall be at Tenant's expense, except as provided in Section 7.01 hereof. If Tenant is not present to open and permit such entry into the Leased Premises at any time when such entry is necessary or permitted hereunder, Landlord and its employees and agents may enter the Leased Premises by means of a master or pass key or otherwise, provided Landlord has used commercially reasonable efforts to notify Tenant as required hereunder. Landlord shall incur no liability to Tenant for such entry, nor shall such entry constitute an eviction of Tenant or a termination of this Lease, or entitle Tenant to any abatement of rent therefor.

                       ARTICLE 6 - UTILITIES AND SERVICES

         Tenant shall obtain in its own name and shall pay directly to the appropriate supplier the cost of all utilities and services serving the Leased Premises, including but not limited to: natural gas, electrical power, telephone, janitorial service, refuse disposal and other utilities and services. However, if any services or utilities are jointly metered with other property, Landlord shall make a reasonable determination of Tenant's proportionate share of the cost of such utilities and services and Tenant shall pay such share to Landlord within fifteen (15) days after receipt of Landlord's written statement. Landlord shall not be liable in damages or otherwise for any failure or interruption of any utility service or other service furnished to the Leased Premises; and no such failure or interruption shall entitle Tenant to terminate this Lease or withhold sums due hereunder.

         Notwithstanding anything in this Lease to the contrary, Landlord shall use commercially reasonable efforts to promptly restore utility service and in the event restoration of service is within Landlord's control and Landlord negligently fails to restore such service within a reasonable time, thereby causing the Leased Premises to be rendered untenantable (meaning that Tenant is unable to use such space in the normal course of its business) by Tenant for the use permitted under this Lease for more than three (3) consecutive business days after notice from Tenant to Landlord that such service has been interrupted and a reasonable opportunity for Landlord to restore such service, Minimum Annual Rent and Annual Rental Adjustment shall abate on a per them basis for each day after such three (3) day period during which the Leased Premises remain untenantable.

                       ARTICLE 7 - MAINTENANCE AND REPAIRS

         SECTION 7.01. LANDLORD'S RESPONSIBILITY. During the term of this Lease, Landlord shall maintain in good condition and repair the electrical systems, heating and air conditioning systems, sprinkler and plumbing systems, roof, exterior walls, foundation and structural frame of the Building and the parking and landscaped areas, the costs of which shall be included in Operating Expenses except as otherwise provided in Section 3.02; provided, however, that to the extent any of the foregoing items require repair because of the negligence, misuse, or default of Tenant, its employees, agents, customers or invitees, Landlord shall make such repairs at Tenant's expense.

         SECTION 7.02. ALTERATIONS. Tenant shall not permit structural or non-structural alterations or additions in or to the Leased Premises unless and until the plans have been approved by Landlord in writing. As a condition of and at the time of such approval, Landlord may require Tenant to remove the alterations and restore the Leased Premises upon termination of this Lease; otherwise, all such alterations or improvements, except movable office furniture and equipment and trade fixtures, shall become a part of the realty and the property of Landlord, and shall not be removed by Tenant. If Landlord consents to Tenant's performance of alterations or additions to the Leased Premises, Tenant shall ensure that all alterations and improvements which are made or necessitated thereby shall be made in accordance with all applicable laws, regulations and building codes, in a good and workmanlike manner and in quality equal to or better than the original construction of the Building. Landlord's approval of the plans, specifications and working drawings for Tenant's alterations shall create no responsibility or liability on the part of Landlord for their completeness, design sufficiency, or compliance with all laws, rules and regulations of governmental agencies or authorities. Tenant shall indemnify and save harmless Landlord from all costs, loss or expense in connection with any construction or installation except to the extent caused by Landlord's negligence or intentional acts. No person shall be entitled to any lien directly or indirectly derived through or under Tenant or through or by virtue of any act or omission of Tenant upon the Leased Premises for any improvements or fixtures made thereon or installed therein or for or on account of any labor or material furnished to the Leased Premises or for or on account of any matter or thing whatsoever; and nothing in this Lease contained shall be construed to constitute a consent by Landlord to the creation of any lien. If any lien is filed against the Leased Premises for work claimed to have been done for, or material claimed to have been furnished to, Tenant, Tenant shall cause such lien to be discharged of record by bonding over or otherwise posting reasonable security to protect Landlord against loss within thirty (30) days after filing. Tenant shall indemnify and save harmless Landlord from all costs, losses, expenses, and attorneys' fees in connection with any such lien. Notwithstanding anything contained herein to the contrary, Tenant shall have the right, without Landlord's consent, and in compliance with all other provisions of this section, to make any non-structural alterations to the Leased Premises which do not materially impact the Building's mechanical or electrical systems, do not require a building permit, and the aggregate cost of which does not exceed Seven Thousand Dollars ($7,000.00) in any given year, provided that Tenant gives Landlord fifteen (15) business days prior written notice of any such alteration, along with copies of all plans and specifications relating thereto, and provides Landlord with lien waivers for all work, labor and services to be performed and materials to be furnished in connection with such work.

                              ARTICLE 8 - CASUALTY

         SECTION 8.01. CASUALTY . In the event of total or partial destruction of the Building or the Leased Premises by fire or other casualty, Landlord agrees to promptly restore and repair the Leased Premises; provided, however, that Landlord's obligation hereunder shall be limited to the reconstruction of such of the tenant finish improvements as were originally required to be made by Landlord, if any. Any insurance proceeds not used by Landlord in restoring or repairing the Leased Premises shall be the sole property of Landlord. Rent shall proportionately abate during the time that the Leased Premises or part thereof are unusable because of any such damage thereto. Notwithstanding the foregoing, if the Leased Premises are (i) so destroyed that they cannot be repaired or rebuilt within one hundred eighty (180) days from the date on which the insurance claim is adjusted; or (ii) destroyed by a casualty which is not covered by the insurance required hereunder or, if covered, such insurance proceeds are not released by any mortgagee entitled thereto or are insufficient (excluding any deductible) to rebuild the Building and the Leased Premises; then, in case of a clause (i) casualty, either Landlord or Tenant may, or, in the case of a clause (ii) casualty, then Landlord may, upon thirty (30) days written notice to the other party, terminate and cancel this Lease; and all further obligations hereunder shall thereupon cease and terminate. Landlord hereby agrees to notify Tenant (i) within sixty (60) days of the date of the casualty whether or not Landlord believes the Leased Premises can be repaired or rebuilt within such one hundred eighty (180) day time period, and (ii) as soon as reasonably possible in the event Landlord elects to terminate the Lease pursuant to clause (ii) above.

         SECTION 8.02. FIRE AND EXTENDED COVERAGE INSURANCE. During the term of this Lease, Landlord shall maintain fire and extended coverage insurance on the Building, including the tenant finish improvements made by Landlord pursuant to this Lease, but shall not protect Tenant's property on the Leased Premises; and, notwithstanding the provisions of Section 9.01, Landlord shall not be liable for any damage to Tenant's property, regardless of cause, including the negligence of Landlord and its employees, agents, and invitees. Tenant hereby expressly waives any right of recovery against Landlord (or any other tenant of the Building) for damage to any property of Tenant located in or about the Leased Premises, however caused, including the negligence of Landlord and its employees, agents, and invitees; and, notwithstanding the provisions of Section
9.01 below, Landlord hereby expressly waives any rights of recovery against Tenant for damage to the Leased Premises or the Building which is insured against under Landlord's fire and extended coverage insurance. All insurance policies maintained by Landlord or Tenant as provided in this Lease shall contain an agreement by the insurer waiving the insurer's right of subrogation against the other party to this Lease and agreeing not to acquire any rights of recovery which the insured has expressly waived prior to loss.

                         ARTICLE 9 - LIABILITY INSURANCE

         SECTION 9.01. TENANT'S RESPONSIBILITY. Landlord shall not be liable to Tenant or to any other person for (i) damage to property or injury or death to persons due to the condition of the Leased Premises, the Building or the appurtenant common areas, or (ii) the occurrence of any accident in or about the Leased Premises or the appurtenant common areas, or (iii) any act or neglect of Tenant or any other tenant or occupant of the Building or of any other person, unless such damage, injury or death is directly and primarily the result of Landlord's negligence or the negligence of its employees or agents; and Tenant hereby releases Landlord from any and all liability for the same. Tenant shall be liable for, and shall indemnify and defend Landlord and hold it harmless from, any and all liability for (i) any act or neglect of Tenant and any person coming on the Leased Premises by the license of Tenant, express or implied, (ii) any damage to the Leased Premises caused by Tenant, its employees or agents, subject to the waiver of rights set forth in Section 8.02, and (iii) any loss of or damage or injury to any person (including death resulting therefrom) or property occurring in, on or about the Leased Premises, regardless of cause, except for any loss or damage from fire or casualty insured as provided in
Section 8.02 and except for that caused directly and primarily by Landlord's negligence. Notwithstanding the foregoing, Tenant shall bear the risk of any loss or damage to its property as provided in Section 8.02.

         SECTION 9.02. TENANT'S INSURANCE. Tenant, in order to insure against the liabilities specified in this Lease, shall at all times during the term of this Lease carry, at its own expense, one or more policies of general public liability and property damage insurance, issued by one or more insurance companies acceptable to Landlord, with the following minimum coverages:

A.       Worker's Compensation:  minimum statutory amount.

B. Commercial General Liability Insurance, including blanket, contractual liability, broad form property damage, personal injury, completed operations, products liability, and fire damage: Not less than $1,000,000 Combined Single Limit for both bodily injury and property damage.

C. Fire and Extended Coverage, Vandalism and malicious Mischief, and Sprinkler Leakage insurance, if applicable, for ninety-five percent (95%) of the cost of replacement of Tenant's property.

The insurance policy or policies shall name Landlord and Landlord's managing agent and mortgagee (upon written request) as additional insureds on the Worker's Compensation and Commercial General Liability Insurance policies required above, and shall provide that they may not be cancelled on less than thirty (30) days prior written notice to Landlord. Tenant shall furnish Landlord with Certificates of insurance evidencing all required coverage. Should Tenant fail to carry such insurance and furnish Landlord with such Certificates of Insurance after a request to do so, Landlord shall have the right to obtain such insurance and collect the cost thereof from Tenant as additional rent.

                           ARTICLE 10 - EMINENT DOMAIN

         If all or any substantial part of the Building or appurtenant common areas shall be acquired by the exercise of eminent domain, Landlord may terminate this Lease by giving written notice to Tenant within fifteen (15) days after possession thereof is so taken. If all or any part of the Leased Premises shall be acquired or if Tenant's access to the loading docks shall be obstructed or more than fifteen percent (15%) of the parking spaces in existence on the date of this Lease shall be acquired by the exercise of eminent domain in such a manner that the Leased Premises shall become unusable by Tenant for the purpose for which it is then being used, Tenant may terminate this Lease by giving written notice to Landlord within fifteen (15) days after possession of the Leased Premises or part thereof is so taken. Tenant shall have no claim against Landlord on account of any such acquisition for the value of any unexpired lease term remaining after possession of the Leased Premises is taken. All damages awarded shall belong to and be the sole property of Landlord; provided, however, that Tenant shall be entitled to any award expressly made to Tenant by any governmental authority for the cost of or the removal of Tenant's stock, equipment and fixtures and other moving expenses.

                      ARTICLE 11 - ASSIGNMENT AND SUBLEASE

         Tenant shall not assign this Lease or sublet the Leased Premises in whole or in part without Landlord's prior written consent, which consent shall not be unreasonably withheld, conditioned or, delayed. In the event of any assignment or subletting, Tenant shall remain primarily liable to perform all of the covenants and conditions contained in this Lease, including but not limited to payment of Minimum Rent and Additional Rent as provided herein. The acceptance of rent from any other person shall not be deemed to be a waiver of any of the provisions of this Lease or to be a consent to the assignment of this Lease or the subletting of the Leased Premises.

         Without in any way limiting Landlord's right to refuse to consent to any assignment or subletting of this Lease, Landlord reserves the right to refuse to give such consent if in Landlord's reasonable discretion and opinion
(i) the use of the Leased Premises is or will likely be materially adversely affected; (ii) the business reputation of the proposed assignee or subtenant is unacceptable in light of Landlord's or its affiliate's leasing standards for similar properties owned by Landlord or its affiliate in the general vicinity of the Leased Premises (or, in the event Landlord or its affiliate no longer owns or manages any such similar properties, the reasonable standards utilized by other similarly situated landlords for similar properties in the vicinity); or
(iii) the financial worth of the proposed assignee or subtenant is insufficient to meet the obligations hereunder or is less than that of Tenant as of the date of execution of this Lease. Landlord further expressly reserves the right to refuse to give its consent to any subletting if the proposed rent is to be less than the then current rent for similar premises in the Park under a similar lease term, and in comparable condition. Landlord agrees to notify Tenant in writing of the reasons for any refusal of consent hereunder. Tenant agrees to reimburse Landlord for reasonable accounting and attorneys, fees incurred in conjunction with the processing and documentation of any such requested transfer, assignment, subletting or any other hypothecation of this Lease or Tenant's interest in and to the Leased Premises, which fees shall not exceed Five Hundred Dollars ($500.00) for any proposed assignment or subletting.

                       ARTICLE 12 - TRANSFERS BY LANDLORD

         SECTION 12.01. SALE AND CONVEYANCE OF THE BUILDING. Landlord shall have the right to sell and convey the Building at any time during the term of this Lease, subject only to the rights of Tenant hereunder; and such sale and conveyance shall operate to release Landlord from liability hereunder arising after the date of such conveyance.

         SECTION 12.02. SUBORDINATION AND ESTOPPEL CERTIFICATE. Landlord shall have the right to subordinate this Lease to any mortgage presently existing or hereafter placed upon the Building by so declaring in such mortgage; and the recording of any such mortgage shall make it prior and superior to this Lease regardless of the date of execution or recording of either document. Within ten
(10) business days following receipt of a written request from Landlord, Tenant shall execute and deliver to Landlord, without cost:

         (a) any instrument which Landlord may deem necessary or desirable to confirm the subordination of this Lease; provided that such agreement shall contain a covenant of nondisturbance as described in subparagraph (c) below. If Tenant fails or refuses to do so, Landlord may execute such instrument in the name and as the act of Tenant.

         (b) an estoppel certificate in such form as Landlord may reasonably request certifying (i) that this Lease is in full force and effect and unmodified (or, if modified, stating the nature of such modification), (ii) the date to which rent has been paid, (iii) that there are not, to Tenant's knowledge, any uncured defaults (or specifying such defaults if any are claimed), and (iv) any other matters or state of facts reasonably required respecting the Lease or Tenant's occupancy of the Leased Premises. Such estoppel may be relied upon by Landlord and by any purchaser or mortgagee of all or any part of the Building. Tenant's failure to deliver such statement within such period shall be conclusive upon Tenant that this Lease is in full force and effect and unmodified and that there are no uncured defaults in Landlord's performance hereunder except for any defaults of which Landlord has actual knowledge.

         (c) Notwithstanding the foregoing, if the mortgagee or anyone claiming through the mortgagee shall take title to the Leased Premises through foreclosure or deed in lieu of foreclosure, Tenant shall be allowed to continue in possession of the Leased Premises as provided for in this Lease so long as Tenant shall not be in default. Tenant shall, in the event any proceedings are brought to foreclose any such mortgage, attorn to the purchaser upon any such foreclosure and recognize such purchaser as the landlord under this Lease. Landlord hereby represents to Tenant that, as of the date of execution of this Lease, there are no mortgages or deeds of trust encumbering the Building.

         SECTION 12.03. LENDER'S RIGHTS. Landlord shall have the right, at any time and from time to time, to notify Tenant in writing that Landlord has placed a mortgage on the Building, specifying the identity of the Lender ("Lender"). Following receipt of such notice, Tenant agrees to give such Lender a copy of any notice of default served by Tenant on Landlord. Tenant further agrees that if Landlord fails to cure any default as provided in Section
13.03 herein, Lender shall have an additional five (5) days within which to cure such default; provided, however, that if the term, condition, covenant or obligation to be performed by Landlord is of such nature that the same cannot reasonably be performed within such thirty-day period, such default shall be deemed to have been cured if Lender commences such performance within said five-day period and thereafter diligently completes the same.

                         ARTICLE 13 - DEFAULT AND REMEDY

         SECTION 13.01. DEFAULT. The occurrence of any of the following shall be deemed an "Event of Default":

         (a) Tenant shall fail to pay any Monthly Rental Installment or Additional Rent within ten (10) days after the same shall be due and payable, or Tenant shall fail to pay any other amounts due Landlord from Tenant within ten
(10) days after the same, shall be due and payable.

         (b) Tenant shall fail to perform or observe any term, condition, covenant or obligation as required under this Lease for a period of thirty (30) days after notice thereof from Landlord; provided, however, that if the nature of Tenant's default is such that more than thirty (30) days are reasonably required to cure, then such default shall be deemed to have been cured if Tenant commences such performance within said thirty day period and thereafter diligently completes the required action within a reasonable time.

         (c) Tenant shall abandon the Leased Premises for any period, or fail to occupy the Leased Premises or any substantial portion thereof for a period of ninety (90) days.

         (d) All or substantially all of Tenant's assets in the Leased Premises or Tenant's interest in this Lease are attached or levied under execution (and Tenant does not discharge the same within sixty (60) days thereafter); a petition in bankruptcy, insolvency, or for reorganization or arrangement is filed by or against Tenant (and Tenant fails to secure a stay or discharge thereof within sixty (60) days thereafter); Tenant shall be insolvent and unable to pay its debts as they become due; Tenant makes a general assignment for the benefit of creditors; Tenant takes the benefit of any insolvency action or law; the appointment of a receiver or trustee in bankruptcy for Tenant or its assets if such receivership has not been vacated or set aside within thirty (30) days thereafter; dissolution or other termination of Tenant's corporate charter if Tenant is a corporation.

         SECTION 13.02. REMEDIES. Upon the occurrence of any Event of Default, Landlord shall have the following rights and remedies, in addition to those allowed by law, any one or more of which may be exercised without further notice to or demand upon Tenant:

         (a) Landlord may apply the security deposit or re-enter the Leased Premises and cure any default of Tenant, and Tenant shall reimburse Landlord as additional rent for any costs and expenses which Landlord thereby incurs; and Landlord shall not be liable to Tenant for any loss or damage which Tenant may sustain by reason of Landlord's action, except to the extent caused by Landlord's gross negligence.

         (b) Landlord may terminate this Lease or, without terminating this Lease, terminate Tenant's right to possession of the Leased Premises as of the date of such default, and thereafter (i) neither Tenant nor any person claiming under or through Tenant shall be entitled to possession of the Leased Premises, and Tenant shall immediately surrender the Leased Premises to Landlord; and (ii) Landlord may re-enter the Leased Premises and dispossess Tenant and any other occupants of the Leased Premises by any lawful means and may remove their effects, without prejudice to any other remedy which Landlord may have. Upon the termination of this Lease, Landlord shall be entitled to recover from Tenant the present value of the amount of rent and other charges equivalent to rent reserved in this Lease for the remainder of the Lease Term, less the present value of the net amount of such rent and other charges for the remainder of the Lease Term which Landlord determines could reasonably be recovered by Landlord from reletting the Leased Premises under then-current and reasonably anticipated market conditions, whereupon Tenant shall be obligated to pay the same to Landlord, together with all loss or damage which Landlord may sustain by reason of Tenant's default ("Default Damages"), which shall include without limitation reasonable expenses of preparing the Leased Premises for re-letting, demolition, repairs, tenant finish improvements, and brokers, and attorneys' fees, it being expressly understood and agreed that the liabilities and remedies specified in this subsection (b) shall survive the termination of this Lease. In the event of any reletting which extends beyond the original term of this Lease, Tenant shall pay only a prorated portion of the expenses of reletting attributable to the original term of the Lease.

         (c) Landlord may, without terminating this Lease, reenter the Leased Premises and re-let all or any part thereof for a term different from that which would otherwise have constituted the balance of the Lease Term and for rent and on terms and conditions different from those contained herein, whereupon Tenant shall be immediately obligated to pay to Landlord as liquidated damages the present value of the difference between the rent provided for herein and that provided for in any lease covering a subsequent re-letting of the Leased Premises, for the period which would otherwise have constituted the balance of the Lease Term, together with all of Landlord's Default Damages.

         (d) Landlord may sue for injunctive relief or to recover damages for any loss resulting from the breach.

         (e) In addition to the defaults and remedies described above, the parties hereto agree that if Tenant defaults in the performance of any term or condition of this Lease (excluding any default in the payment of rent) three (3) or more times during any twelve (12) month period and Landlord has previously given notice to Tenant of such defaults, regardless of whether such defaults are ultimately cured, then such conduct shall, at Landlord's option, represent a separate Event of Default.

         SECTION 13.03. LANDLORD'S DEFAULT AND TENANT'S REMEDIES. Landlord shall be in default if it shall fail to perform or observe any term, condition, covenant or obligation as required under this Lease for a period of thirty (30) days after written notice thereof from Tenant to Landlord and to Lender, if any; provided, however, that if the term, condition, covenant or obligation to be performed by Landlord is of such nature that the same cannot reasonably be performed within such thirty-day period, such default shall be deemed to have been cured if Landlord commences such performance within said thirty-day period and thereafter diligently undertakes to complete the same. Upon the occurrence of any such default, Tenant may sue for injunctive relief or to recover damages for any loss resulting from the breach, but Tenant shall not be entitled to terminate this Lease or withhold, offset or abate any rent due hereunder until final judgment has been rendered, except as otherwise provided herein.

         SECTION 13.04. LIMITATION OF LANDLORD'S LIABILITY. If Landlord shall fail to perform or observe any term, condition, covenant or obligation required to be performed or observed by it under this Lease and if Tenant shall, as a consequence thereof, recover a money judgment against Landlord (whether compensatory or punitive in nature), Tenant agrees that it shall look solely to Landlord's right, title and interest in and to the Building and the rents therefrom for the collection of such judgment; and Tenant further agrees that no other assets of Landlord shall be subject to levy, execution or other process for the satisfaction of Tenant's judgment and that Landlord shall not be personally liable for any deficiency.

         The references to "Landlord" in this Lease shall be limited to mean and include only the owner or owners, at the time, of the fee simple interest in the Building. In the event of a sale or transfer of such interest (except a mortgage or other transfer as security for a debt), the "Landlord" named herein, or, in the case of a subsequent transfer, the transferor, shall, after the date of such transfer, be automatically released from all liability for the performance or observance of any term, condition, covenant or obligation required to be performed or observed by Landlord hereunder after such date; and the transferee shall be deemed to have assumed all of such terms, conditions, covenants and obligations.

         SECTION 13.05. NONWAIVER OF DEFAULTS. Neither party's failure or delay in exercising any of its rights or remedies or other provisions of this Lease shall be construed to be a waiver thereof or affect its right thereafter to exercise or enforce each and every such right or remedy or other provision. No waiver of any default shall be deemed to be a waiver of any other default. Landlord's receipt of less than the full rent due shall not be construed to be other than a payment on account of rent then due, nor shall any statement on Tenant's check or any letter accompanying Tenant's check be deemed an accord and satisfaction, and Landlord may accept such payment without prejudice to Landlord's right to recover the balance of the rent due or to pursue any other remedies provided in this Lease. No act or omission by Landlord or its employees or agents during the term of this Lease shall be deemed an acceptance of a surrender of the Leased Premises, and no agreement to accept such a surrender shall be valid unless in writing and signed by Landlord.

         SECTION 13.06. ATTORNEYS' Fees. If either party defaults in the performance or observance of any of the terms, conditions, covenants or obligations contained in this Lease and the non-defaulting party obtains a judgment against the defaulting party, then the defaulting party agrees to reimburse the non-defaulting party for the attorneys' fees incurred thereby.

         ARTICLE 14 - LANDLORD'S RIGHT TO RELOCATE TENANT.  Intentionally
Omitted.

                     ARTICLE 15 NOTICE AND PLACE OF PAYMENT

         SECTION 15.01. NOTICES. Any notice required or permitted to be given under this Lease or by law shall be deemed to have been given if it is written and delivered in person or by overnight courier or mailed by certified mail, postage prepaid, to (i) the party who is to receive such notice at the address specified in the Basic Lease Provisions and (ii) in the case of a default notice from Tenant to Landlord, any Lender designated by Landlord. When so mailed, the notice shall be deemed to have been given as of the date it was mailed. Either party may change its address by giving written notice thereof to the other party.

         SECTION 15.02. PLACE OF PAYMENT. All payments required to be made by Tenant to Landlord shall be delivered or mailed to Landlord's management agent at the address specified in the Basic Lease Provisions or any other address Landlord may specify from time to time by written notice to Tenant.

                 ARTICLE 16 - TENANT'S RESPONSIBILITY REGARDING
                  ENVIRONMENTAL LAWS AND HAZARDOUS SUBSTANCES.

         SECTION 16.01.  DEFINITIONS.

         a. "Environmental Laws' - All federal, state and municipal laws, ordinances, rules and regulations applicable to the environmental and ecological condition of the Leased Premises, including, without limitation, the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended; the Federal Resource Conservation and Recovery Act; the Federal Toxic Substance Control Act; the Clean Air Act; the Clean Water Act; the rules and regulations of the Federal Environmental Protection Agency, or any other federal, state or municipal agency or governmental board or entity having jurisdiction over the Leased Premises.

         b.       "Hazardous Substances" - Includes:

                  (i) Those substances included within the definitions of `hazardous substances,' `hazardous materials,, toxic substances, "solid waste' or "infectious waste' in any of the Environmental Laws; and

                  (ii) Such other substances, materials and wastes which are or become regulated under applicable local, state or federal law, or which are classified as hazardous, toxic or infectious under present or future Environmental Laws or other federal, state, or local laws or regulations.

         SECTION 16.02. COMPLIANCE. Tenant, at its sole cost and expense, shall promptly comply with the Environmental Laws which shall impose any duty upon Tenant with respect to the use, occupancy, maintenance or alteration of the Leased Premises. Tenant shall promptly comply with any final, binding and enforceable notice from any source issued pursuant to the Environmental Laws or with any notice from any insurance company pertaining to Tenant's use, occupancy, maintenance or alteration of the Leased Premises, whether such notice shall be served upon Landlord or Tenant.

         SECTION 16.03. RESTRICTIONS ON TENANT. Tenant shall not cause or permit its agents or employees to cause:

         a. Any violation of the Environmental Laws related to environmental conditions on, under, or about the Leased Premises, or arising from Tenant's use or occupancy of the Leased Premises, including, but not limited to, soil and ground water conditions.

         b. The use, generation, release, manufacture, refining, production, processing, storage or disposal of any Hazardous Substances on, under, or about the Leased Premises, or the transportation to or from the Leased Premises of any Hazardous Substances, except as necessary and appropriate for Tenant's use as defined in Section 1.01.K hereof in which case the use, storage or disposal of such Hazardous Substances shall be performed in compliance with the Environmental Laws and the highest standards prevailing in the industry.

         SECTION 16.04.  NOTICES, AFFIDAVITS, ETC.

         a. Tenant shall immediately notify Landlord of (i) any known violation by Tenant, its employees, agents, representatives, customers, invitees or contractors of the Environmental Laws on, under or about the Leased Premises, or
(ii) the presence or suspected presence of any Hazardous Substances on, under or about the Leased Premises in violation of the Environmental Laws and shall immediately deliver to Landlord any notice received by Tenant relating to (i) and (ii) above from any source. Landlord shall notify Tenant, to the extent it affects Tenant, of (i) any known violation of Landlord, its employees, agents, representatives, customers, invitees or contractors of the Environmental Laws on, under or about the Building or (ii) the presence or suspected presence of any Hazardous Substances on, under or about the Building.

         b. Tenant shall execute affidavits, representations and the like reasonably requested by Landlord from time to time, within ten (10) days of Landlord's request therefor, concerning Tenant's best knowledge and belief regarding the presence of any Hazardous Substances on, under or about the Leased Premises.

         SECTION 16.05.  LANDLORD'S RIGHTS.

         a. Landlord and its agent shall have the right, but not the duty, upon advance notice (except in the case of emergency when no notice shall be required) to inspect the Leased Premises and conduct tests thereon at any time to determine whether or the extent to which there has been a violation of Environmental Laws by Tenant or whether there are Hazardous Substances on, under or about the Leased Premises. In exercising its rights herein, Landlord shall use reasonable efforts to minimize interference with Tenant's business but such entry shall not constitute an eviction of Tenant, in whole or in part, and Landlord shall not be liable for any interference, loss, or damage to Tenant's property or business caused thereby.

         b. If Landlord, any lender or governmental agency shall ever require testing to ascertain whether there has been a release of Hazardous Substances on, under or about the Leased Premises or a violation of the Environmental Laws, and such requirement arose in whole or in part because of an act or omission on the part of Tenant, then Tenant's share of the reasonable costs thereof (which shall be apportioned based upon Tenant's acts or omissions relative to the acts or omissions of others) shall be reimbursed by Tenant to Landlord upon demand as Additional Rent.

         SECTION 16.06. TENANT'S INDEMNIFICATION. Tenant shall indemnify and hold harmless Landlord and Landlord's managing agent from any and all claims, loss, liability, costs, expenses or damage, including attorneys' fees and costs of remediation, incurred by Landlord in connection with any breach by Tenant of its obligations under this Article 16. The covenants and obligations of Tenant under this Article 16 shall survive the expiration or earlier termination of this Lease.

         SECTION 16.07. LANDLORD'S REPRESENTATION AND INDEMNIFICATION. Landlord represents and warrants that, to the best of Landlord's actual knowledge, without independent investigation, as of the date of execution of this Lease, there are no Hazardous Substances in, on or about the Leased Premises or Building in violation of the Environmental Laws. Landlord agrees not to knowingly allow other tenants of the Building to generate Hazardous Substances in violation of Environmental Laws. Landlord shall indemnify and hold Tenant harmless from and against any and all claims, loss, liability, costs, expenses or damage, including attorneys' fees and costs of remediation, incurred by Tenant to the extent caused directly by Landlord's use or disposal of any Hazardous Substances in, on or about the Building or the Leased Premises in violation of Environmental Laws. Amounts expended by Landlord under the indemnification provision of this Section 16.07 shall not be included in Operating Expenses.

                           ARTICLE 17 - MISCELLANEOUS

         SECTION 17.01. BENEFIT OF LANDLORD AND TENANT. This Lease and all of the terms and provisions hereof shall inure to the benefit of and be binding upon Landlord and Tenant and their respective successors and assigns.

         SECTION 17.02. GOVERNING Law. This Lease shall be governed in accordance with the laws of the State of Minnesota.

         SECTION 17.03.  GUARANTY.  Intentionally Omitted.

         SECTION 17.04. FORCE MAJEURE. Landlord and Tenant (except for the payment of rent) shall be excused for the period of any delay in the performance of any obligation hereunder when such delay is occasioned by causes beyond its control, including, but not limited to, war, invasion or hostility; work stoppages, boycotts, slowdowns or strikes; shortages of materials, equipment, labor or energy; man-made or natural casualties; unusual weather conditions; acts or omissions of governmental or political bodies; or civil disturbances or riots.

         SECTION 17.05. CONDITION OF PREMISES. Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the Leased Premises or the Building or with respect to the suitability or condition of any part thereof for the conduct of Tenant's business except as provided in this Lease.

         SECTION 17.06. EXAMINATION OF LEASE. Submission of this instrument for examination or signature to Tenant does not constitute a reservation of or option for Lease, and it is not effective as a Lease or otherwise until execution by and delivery to both Landlord and Tenant.

         SECTION 17.07. INDEMNIFICATION FOR LEASING COMMISSIONS. The parties hereby represent and warrant that the only real estate brokers involved in the negotiation and execution of this Lease are those named in the Basic Lease Provisions and that no other broker or person is entitled to any leasing commission or compensation as a result of the negotiation or execution of this Lease. Each party shall indemnify and hold the other harmless from any and all liability for the breach of this representation and warranty on its part and shall pay any compensation to any other broker or person who may be deemed or held to be entitled thereto.

         SECTION 17.08. QUIET ENJOYMENT. If Tenant shall perform all of the covenants and agreements herein provided to be performed by Tenant, Tenant shall, at all times during the Lease Term, have the quiet enjoyment and peaceful possession of the Leased Premises without hindrance, except as may be provided in Section 12.02 hereunder.

         SECTION 17.09. SEVERABILITY OF INVALID PROVISIONS. If any provision of this Lease shall be held to be invalid, void or unenforceable, the remaining provisions hereof shall not be affected or impaired, and such remaining provisions shall remain in full force and effect.

         SECTION 17.10. FINANCIAL STATEMENTS. During the Lease Term and any extensions thereof, Tenant shall provide to Landlord, within thirty (30) days of Landlord's written request therefor, but not more frequently than once a year, a copy of Tenant's most recent financial statements prepared as of the end of Tenant's most recent fiscal year. Such financial statements shall be signed by Tenant or an authorized officer or representative of Tenant who shall attest to the truth and accuracy of the information set forth in such statements. All financial statements provided by Tenant to Landlord hereunder shall be prepared in conformity with generally accepted accounting principle consistently applied. Landlord agrees to maintain all financial statements provided by Tenant hereunder on a confidential basis, except that Landlord may provide copies to Landlord's lenders, auditors and financial analysts on the condition that such lenders, auditors and financial analysts maintain the confidentiality of such financial statements.

         SECTION 17.11.

         (a) TENANT'S REPRESENTATIONS AND WARRANTIES. The undersigned represents and warrants to Landlord that (i) Tenant is duly organized, validly existing and in good standing in accordance with the laws of the state under which it was organized; (ii) all action necessary to authorize the execution of this Lease has been taken by Tenant; and (iii) the individual executing and delivering this Lease on behalf of Tenant has been authorized to do so, and such execution and delivery shall bind Tenant. Tenant, at Landlord's request, shall provide Landlord with evidence of such authority.

         (b) LANDLORD'S REPRESENTATIONS AND WARRANTIES. The undersigned represents and warrants to Tenant that (i) Landlord is duly organized, validly existing and in good standing in accordance with the laws of the state under which it was organized; (ii) all action necessary to authorize the execution of this Lease has been taken by Landlord; and (iii) the individual executing and delivering this Lease on behalf of Landlord has been authorized to do so, and such execution and delivery shall bind Landlord. Landlord, at Tenant's request, shall provide Tenant with evidence of such authority.

         SECTION 17.12. REPRESENTATIONS AND INDEMNIFICATIONS. Any representations and indemnifications of Landlord contained in the Lease shall not be binding upon (prior to foreclosure and passage of the applicable redemption period) any mortgagee having a mortgage presently existing or hereafter placed on the Building.

         SECTION 17.13. OPTION TO TERMINATE. Provided Tenant is not in default hereunder, Tenant shall have the option to terminate this Lease effective October 1, 2000 ("First Termination Option') and October 1, 2001 ("Second Termination Option"). Such option shall be exercised by (i) Tenant's giving written notice to Landlord of its intention to terminate on or before April 1, 2000 with respect to the First Termination Option or on or before April 1, 2001 with respect to the Second Termination Option, and (ii) Tenant's payment to Landlord of an amount equal to the unamortized tenant finish improvement costs, other allowances and leasing commissions (amortized at eleven percent (11%) interest per annum) plus two (2) months' Minimum Annual Rent, to be paid on or before September 1, 2000 with respect to the First Termination Option or to be paid on or before September 1, 2001 with respect to the Second Termination Option. Such payment is made in consideration for Landlord's grant of this option to terminate, to compensate Landlord for rental and other concessions given to Tenant, and for other good and valuable consideration. Such payment shall not in any manner affect Tenant's obligations to pay Minimum Annual Rent and Annual Rental Adjustment or to perform its obligations under the Lease up to and including the date of termination. Failure to timely and properly exercise this option shall forever waive and extinguish it. If such option is validly exercised, then upon such termination, Tenant shall surrender the Leased Premises to Landlord in accordance with the terms of this Lease and each party shall be released from further liability hereunder; provided, however, that such termination shall not affect any right or obligation arising prior to termination or which survives termination of the Lease.

         SECTION 17.14. OPTION TO RELOCATE AND TERMINATE. Provided Tenant is not in default hereunder and provided Tenant enters into an agreement with Landlord to expand its business operations in another building which is owned by Landlord, Tenant shall have the option to terminate this Lease effective as of the commencement of rent under the new lease. If such option is validly exercised, then upon such termination, Tenant shall surrender the Leased Premises to Landlord in accordance with the terms of this Lease and each party shall be released from further liability hereunder; provided, however, that such termination shall not affect any right or obligation arising prior to termination or which survives termination of the Lease. Landlord hereby agrees to use commercially reasonable efforts to accommodate Tenant's expansion needs by locating space in another building owned by Landlord, if available.

         SECTION 17.15. TERMINATION OF EXISTING LEASE. Landlord and Tenant hereby agree that the Lease between RREEF MA-III Pakwa Park, Inc., as predecessor in interest to Duke Realty Minnesota, LLC, and Tenant, dated June 21, 1995, shall be terminated as of the Commencement Date of this Lease and each party shall be released from further liability thereunder; provided, however, that such termination shall not affect any right or obligation arising prior to termination or which survives termination of the lease.

         IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the day and year first above written.

                                LANDLORD:

                                DUKE REALTY MINNESOTA, LLC, a Minnesota limited liability company


                                By:
                                   -------------------------------------------
                                    Robert H. Johnson
                                    Chief Manager



                                TENANT:

                                AUGUST TECHNOLOGY CORPORATION, a Minnesota corporation


                                By:
                                   -------------------------------------------

                                Printed:
                                        --------------------------------------

                                Title:
                                      ----------------------------------------

STATE OF _____________     )
                           )  SS:
COUNTY OF __________       )

Before me, a Notary Public in and for said County and State, personally appeared ______________________, by me known and by me known to be the ______________ of
August Technology Corporation, a Minnesota corporation, who acknowledged the execution of the above and foregoing Lease Agreement for and on behalf of said corporation.

         WITNESS my hand and Notarial Seal this _____ day of _______________, 1998.

1998.

                                                   --------------------------
                                                   Notary Public


                                                   --------------------------
                                                   (Printed Signature)

My Commission Expires:
                      ------------------------------

My County of Residence:
                      ------------------------------


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